                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                   FORM 8-K/A

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported): December 31, 1997
                                                   (November 20, 1997)




                      Laidlaw Environmental Services, Inc.
                      ------------------------------------
               (Exact name of Company as specified in its charter)


Delaware                               1-8368                    51-0228924
--------                               ------                    ----------
(State or other                     (Commission               (IRS Employer
jurisdiction                        File Number)             Identification
of incorporation)                                                   Number)



         1301 Gervais Street, Suite 300, Columbia, South Carolina 29201
         --------------------------------------------------------------
               (Address of principal executive offices)      (Zip Code)



       Registrant's telephone number, including area code: (803) 933-4200

ITEM 5.  OTHER EVENTS

         On November 20, 1997, Laidlaw Environmental Services, Inc. ("LESI") (NYSE:LLE) announced a revised offer for the 58.3 million outstanding shares of Elgin, Illinois-based, Safety-Kleen Corp. (NYSE:SK). The LESI announcement also included the text of a letter to Mr. Donald W. Brinckman, Founder and Chairman of Safety-Kleen, by Mr. James. R. Bullock, Chairman of LESI. The full text of the announcement is reproduced below. NOTE THAT THE LETTER CONTAINS STATEMENTS REGARDING LESI'S OPINION REGARDING THE VALUE CREATED BY THE PROPOSED BUSINESS COMBINATION, AND LESI'S INTERPRETATION OF CERTAIN ACTIONS AND STATEMENTS OF SAFETY-KLEEN AND ITS ADVISORS. FURTHER, THE STOCK PORTION OF THE OFFER CAN BE DELIVERED TO SAFETY-KLEEN SHAREHOLDERS ON A TAX DEFERRED BASIS ONLY IF A TAX-FREE MERGER IS APPROVED BY SAFETY-KLEEN'S BOARD OF DIRECTORS.

              LAIDLAW ENVIRONMENTAL REVISES OFFER FOR SAFETY-KLEEN


COLUMBIA, SOUTH CAROLINA...NOVEMBER 20, 1997. Laidlaw Environmental Services, Inc. (NYSE:LLE) today announced revised and improved terms for its offer to acquire all the 58.3 million outstanding shares of Elgin, Illinois-based, Safety-Kleen Corp. (NYSE:SK). The new offer was delivered this afternoon in a letter to Mr. Donald W. Brinckman, Chairman and CEO of Safety-Kleen Corp. The complete text of Laidlaw Environmental Services Inc.'s offer letter is as follows:

"November 20, 1997

Mr. Donald W. Brinckman
Chairman of the Board
Safety-Kleen Corp.
1000 North Randall Road
Elgin, Illinois 60123

Dear Mr. Brinckman:

Your announcement this morning resolves any ambiguity on the issue of whether the Safety-Kleen Board of Directors recognizes that the best route to maximizing shareholder value is through the sale of the company. Under these circumstances it is equally apparent the Safety-Kleen Board has a fiduciary duty to act as a responsible auctioneer.

I am writing to advise that we are increasing our offer to acquire Safety-Kleen to $30.00 per share consisting of $15.00 cash and $15.00 in Laidlaw Environmental common stock. The cash portion will be reduced by any incremental costs, such as break-up fees, new severance arrangements and other expenses, Safety-Kleen may have incurred in connection with its agreement with Philip Services and others. We presume these costs are insignificant given your fiduciary duties to Safety-Kleen shareholders, our long standing offer to negotiate all aspects of our proposal including price and the lack of any mention of these costs in your public announcement. The exchange ratio of the stock portion of our offer will be between 2.8 and 3.5 shares based on the weighted average trading price for Laidlaw Environmental shares for 10 days selected by lot from the 20 trading days ending three business days immediately prior to closing.

Our offer ensures Safety-Kleen shareholders will have the opportunity to share directly in the value this combination creates. In addition, the stock portion of our offer can be delivered to Safety-Kleen shareholders on a tax deferred basis with the value of our shares protected by the collar.

Although I remain puzzled by your lack of interest in our offers to date, clearly with the terms now embodied in this letter it is time for us to put behind us the posturing over standstill agreements or litigation on procedural issues. We trust you and the other members of Safety-Kleen's Board of Directors will consider the best interests of Safety-Kleen shareholders and agree to meet with us immediately to negotiate a definitive agreement. We reiterate our willingness to enter into a mutual confidentiality agreement to facilitate negotiations.

As time is of the essence, may we hear from you promptly.

Yours very truly,
Laidlaw Environmental Services, Inc.


James R. Bullock
Chairman of the Board"


Laidlaw Environmental Services is the leading provider of hazardous and industrial waste management services to industry and government. The company operates from more than 100 locations throughout North America.

Safety-Kleen is a major industrial and environmental service company providing recycling and other processing of industrial waste streams.

CONTACTS:         James R. Bullock
                  Chairman
                  Laidlaw Environmental Services
                     and President and CEO
                     Laidlaw Inc.
                  800-563-6072  ext. 201

                  Kenneth W. Winger
                  President and CEO
                  Laidlaw Environmental Services
                  803-933-4211

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: December 31, 1997                By:  /s/ Kenneth W. Winger
                                            ----------------------------------
                                            Kenneth W. Winger, President
                                            and Chief Executive Officer